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PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                THE PACIFIC BANK, NATIONAL ASSOCIATION

      The undersigned appoints Fran A. Streets and Scott R. Loring as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of The Pacific Bank, National Association standing in the name of the undersigned with all powers which the undersigned would possess if presented at the Special Meeting of Shareholders of The Pacific Bank, National Association to be held February 29, 2000 or at any adjournment thereof.

    (Continued, and to be marked, dated and signed, on the other side)








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                          YOUR VOTE IS IMPORTANT!

                       You can vote in one of two ways:

1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                     OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                 PLEASE VOTE

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                                                             Please mark
                                                            your votes as    /X/
                                                             indicated in
                                                             this example

1. To approve the merger agreement that provides for the acquisition of The Pacific Bank by City National Corporation by means of a merger of The Pacific Bank with and into City National Bank, a wholly owned subsidiary of City National Corporation.

                   FOR                AGAINST                ABSTAIN
                   / /                  / /                    / /


    I/WE PLAN TO ATTEND MEETING

                   / /

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 ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***
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Signature(s)                                                  Dated      /    /
            -----------------------------------------------         -----------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                          -  FOLD AND DETACH HERE  -

             TELEPHONE         VOTE BY TELEPHONE         TELEPHONE

                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

-    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The Instructions are the same for all remaining proposals.

       YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

          PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE

CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE
            1-800-840-1208 ANYTIME
  There is NO CHARGE to you for this call.